 As filed with the Securities and Exchange Commission on November 5, 1996

                                                Registration No. 333-14169
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                ---------------

                            AMENDMENT NO. 1 To
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                                ---------------
                              MASTECH CORPORATION
            (Exact name of registrant as specified in its charter)

       PENNSYLVANIA                  7371                    25-1529755
     (State or other          (Primary Standard           (I.R.S. Employer
     jurisdiction of      Industrial Classification    Identification Number)
     incorporation or            Code Number)
      organization)

                                1004 MCKEE ROAD
                               OAKDALE, PA 15071
                                (412) 787-2100
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                                ---------------
            SUNIL WADHWANI, CO-CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                              MASTECH CORPORATION
                                1004 MCKEE ROAD
                               OAKDALE, PA 15071
                                (412) 787-2100
             (Name and address, including zip code, and telephone
              number, including area code, of agent for service)

                                ---------------
                                  COPIES TO:
             CARL A. COHEN                       DOUGLAS R. NEWKIRK
    BUCHANAN INGERSOLL PROFESSIONAL            SACHNOFF & WEAVER, LTD.
              CORPORATION                     30 S. WACKER, 29TH FLOOR
           ONE OXFORD CENTRE                      CHICAGO, IL 60606
     301 GRANT STREET, 20TH FLOOR                  (312) 207-1000
         PITTSBURGH, PA 15219
            (412) 562-8854
                                ---------------
       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), please check the following box. [_]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                ---------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.
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

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The estimated expenses to be incurred in connection with the offering described in this Registration Statement are:

    Securities and Exchange Commission registration fee................. $34,569
    NASD filing fee.....................................................  11,908
    Nasdaq listing fee..................................................
    Printing and engraving expenses.....................................
    Legal fees and expenses.............................................
    Accounting fees and expenses........................................
    Blue Sky fees and expenses (including legal fees)...................
    Transfer agent and rights agent and registrar fees and expenses.....
    Miscellaneous.......................................................
                                                                         -------
      Total.............................................................
                                                                         =======

  All of the above expenses will be paid by the Company.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Subchapter D of Chapter 17 of the Pennsylvania Business Corporation Law (the "BCL") provides that a business corporation shall have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action by or in the right of the corporation, such indemnification is limited to expenses (including attorneys' fees) actually, and reasonably incurred by such person in connection with the defense or settlement of such action, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless, and only to the extent that, a court determines upon application that, despite the adjudication of liability, but in view of all the circumstances, such person is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

  Article 8 of the Company's By-laws, as amended, provides that the Company shall indemnify any person who was or is made a party to, or threatened to be made a party to, or is involved in, any action, suit, or proceeding (including actions by or in the right of the Company) by reason of the fact that he or she is or was a director or officer of the Company (or is or was serving at the request of the Company as a director, officer, trustee, employee, or agent of a related enterprise including service with respect to an employee benefit plan, or is or was serving at the specific written request of the Company as a director, officer, trustee, employee, or agent of an unrelated enterprise) against all expenses and liability he or she actually incurs, including, without limitation, judgments and amounts paid or to be paid in settlement of, or in actions brought by, or in the right of the Company, to the fullest extent not prohibited by law. Article 8 also provides that directors and officers shall be entitled to payment in advance of expenses incurred in defending any such action, suit, or proceeding, upon receipt of an undertaking to repay all amounts so advanced if it is ultimately determined that they are not entitled to be indemnified or, in the case of criminal action, a majority of the Board of Directors so determines. In addition, the Company has entered into indemnification agreements with each of its directors which entitle the director to indemnification for certain expenses to the fullest extent not prohibited by law.

  The Bylaws of the Company also provide pursuant to Section 1713 of the PBCL that a director of Mastech shall not be personally liable for monetary damages as such for any action taken, or any failure to take any action, unless: (1) the director has breached or failed to perform the duties of his/her office under Section 1712 of the PBCL (relating to standard of conduct and justifiable reliance); and (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. This limitation on the personal liability of directors of Company does not apply to: (1) the responsibility or liability of a director pursuant to any criminal statute; or
(2) the liability of a director for the payment of taxes pursuant to local, state or Federal law.

  The Company and its subsidiaries also carry insurance insuring their officers and directors against certain liabilities which they might incur as directors or officers of the Company or of any other organization which they serve at the its request, including certain liabilities under the Securities Act of 1933.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

  In the three years preceding the filing of this registration statement, the Company has issued the following securities that were not registered under the
Act:

  1. In October 1996 the Company entered into an agreement pursuant to which it agreed to compensate one of its executive officers in the form of an issuance restricted stock which vest over a period of two years. In addition, pursuant to this agreement the executive may elect to receive certain compensation for past services in the form of cash or shares, the payment of which shall be made promptly following the closing of this offering.

  2. A 100-for-1 stock split of the Common Stock to be effective prior to the closing of the offering.

  The sale and issuance of the shares were exempt from registration by virtue of Sections 3(a), 3(b) and 4(2) of the Securities Act and in reliance upon Rule 701 promulgated thereunder.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  (A) EXHIBITS: UNLESS OTHERWISE INDICATED, ALL EXHIBITS WERE FILED WITH THE REGISTRATION STATEMENT ON FORM S-1 DATED OCTOBER 15, 1996.

 EXHIBIT NO.     DESCRIPTION
      1.1     -- Form of Underwriting Agreement.
     3.1*     -- Articles of Incorporation of the Company.
     3.2*     -- Bylaws of the Company.
    4.1**     -- Specimen stock certificate representing the Common Stock.
    5.1**     -- Opinion of Buchanan Ingersoll Professional Corporation.
    10.1*     -- Form of Employment Agreement by and between the Company and
                 Sunil Wadhwani and Ashok Trivedi.
    10.2*     -- 1996 Stock Incentive Plan.
                 Agreement dated October 14, 1996 between the Company and
   10.3**     -- Steven Shanghold.
   10.4**     -- Form of Employment Agreement between the Company and the executive officers named on the schedule attached thereto.
                 Operating Agreement between the Company and Mascot Systems
   10.5**     -- Private Limited.
   10.6**     -- Operating Agreement between the Company and SWAT Systems.
   10.7**     -- Lease Agreement by and between Mascot Systems Private Limited and Messrs. Wadhwani and Trivedi for real estate in Bangalore,
                 India.

 EXHIBIT NO.     DESCRIPTION
    10.8**    -- Lease Agreement by and between Mascot Systems Private Limited and Messrs. Wadhwani and Trivedi for real estate in Pune,
                 India.
    10.9**    -- Lease Agreement by and between Mascot Systems Private Limited and Messrs. Wadhwani and Trivedi for real estate in Madras,
                 India.
   10.10**    -- Stock Purchase Agreement by and between the Company and Mascot
                 Systems
   10.11**    -- Merger Agreement by and between the Company and SWAT Systems.
   10.12**    -- Form of S Corporation Termination, Tax Allocation and
                 Indemnification Agreement.
   10.13**    -- Revolving Credit Facility between the Company and PNC Bank.
    10.14*    -- Sublease Agreement by and between Westinghouse Electric
                 Corporation and the Company for Oakdale, PA facility;
    10.15*    -- First Amendment of Sublease; and
    10.16*    -- Shareholders Agreement.
      23.1    -- Consent of Arthur Andersen LLP
    23.2**    -- Consent of Buchanan Ingersoll Professional Corporation
                 (included in Exhibit 5.1)
      24.1    -- Form of Power of Attorney executed by the persons named therein.
        27    -- Financial Data Schedule

---------------------

*Filed herewith.

**To be filed by amendment.

  (B) FINANCIAL STATEMENTS SCHEDULES:

  The following financial statement schedule is included in Part II of this Registration Statement and should be read in conjunction with the Financial Statements and Notes thereto included elsewhere herein.

  II. VALUATION AND QUALIFYING ACCOUNTS

    All other schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are not required under the related instructions or are inapplicable, and therefore have been omitted.

ITEM 17. UNDERTAKINGS.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to provisions described in Item 14 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  The undersigned registrant hereby undertakes (1) to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser; (2) that for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and (3) that for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pittsburgh, Pennsylvania on November 5, 1996.

                                          MASTECH CORPORATION

                                                     /s/ Sunil Wadhwani
                                          By:----------------------------------
                                                       Sunil Wadhwani
                                              Co-Chairman and Chief Executive
                                                          Officer

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

        SIGNATURE              TITLE(S)

                             Co-Chairman, Chief Executive Officer
            *                and Director
-------------------------    (Principal Executive Officer)
     Sunil Wadhwani

            *                Co-Chairman, President
-------------------------    and Director                   /s/ Sunil Wadhwani
      Ashok Trivedi                                       ---------------------
                                                              *Sunil Wadhwani

                                                              For himself and as
                             Vice President--Finance          attorney-in-fact.
            *                (Principal Accounting Officer    November 5, 1996
-------------------------    and Principal Financial Officer)
      Michael Zugay

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                           ON SUPPLEMENTAL SCHEDULES

  We have audited in accordance with generally accepted auditing standards, the Financial Statements of Mastech Corporation and have issued our report thereon dated March 14, 1996. Our audits were made for the purpose of forming an opinion on the basic Financial Statements taken as a whole. The schedule listed in the accompanying index is presented for purposes of complying with the Securities and Exchange Commission's rules and regulations and is not part of the basic Financial Statements. This schedule has been subjected to the auditing procedures applied in the audits of the basic Financial Statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic Financial Statements taken as a whole.

                                                             Arthur Andersen LLP

Pittsburgh, Pennsylvania
March 14, 1996

                                                                     SCHEDULE II

                              MASTECH CORPORATION
                       VALUATION AND QUALIFYING ACCOUNTS
                                 (IN THOUSANDS)

                                                                                    DEDUCTIONS--
                                                                                       AMOUNTS
                                                              BALANCE AT CHARGED TO    DEEMED     BALANCE AT
                                                              BEGINNING  COSTS AND      TO BE       END OF
      PERIOD ENDED                   DESCRIPTION              OF PERIOD   EXPENSES  UNCOLLECTIBLE   PERIOD
December 31, 1993....... Allowance for uncollectible accounts    $283       $ --        $(133)       $150
December 31, 1994....... Allowance for uncollectible accounts     150        150           --         300
December 31, 1995....... Allowance for uncollectible accounts     300        302         (102)        500
June 30, 1996........... Allowance for uncollectible accounts     500        316         (124)        692


                                      S-2